Exhibit 10.1
GENERAL RELEASE AGREEMENT

This General Release Agreement (“Agreement”) is made by and between Anne Segrest McCulloch (“Executive”) and the Federal Home Loan Bank of San Francisco (the “Bank”) (collectively referred to as the “Parties” or individually referred to as a “Party”).

RECITALS

WHEREAS, Executive was employed by the Bank;

WHEREAS, Executive provided notice of resignation for “Good Reason,” as defined in the Federal Home Loan Bank of San Francisco Executive Incentive Plan, as amended and restated effective September 26, 2024 (the “EIP”), to the Bank’s Board of Directors (the “Board”);

WHEREAS, the Board accepted the Executive’s resignation of employment for Good Reason;

WHEREAS, pursuant to the terms of the EIP, in the event of a departmental reorganization, a participant in the EIP must sign and not revoke (to the extent the participant has such right) a general release agreement offered by the Bank in order to be eligible to receive payment under the EIP;

WHEREAS, the Parties wish to resolve any and all disputes, claims, complaints, grievances, charges, actions, petitions, and demands that the Executive may have against the Bank and any of the Releasees as defined below, including, but not limited to, any and all claims arising out of or in any way related to Executive’s employment with or separation from the Bank;

NOW, THEREFORE, in consideration of the mutual promises made herein, the Bank and Executive hereby agree as follows:
COVENANTS

1.Separation Date. The Executive’s last day of employment is May 15, 2025 (the “Separation Date”).

2.Consideration.

a.Payment. After the Parties sign this Agreement, and contingent on Executive not revoking this Agreement as permitted in Section 5 below, the Bank agrees to pay Executive the following “Deferred Awards” in the following amounts: (A) Two Hundred Thirty-Eight Thousand, Six Hundred Twenty dollars ($238,620) payable in January 2026, (B) Two Hundred Twenty-Four Thousand, Six Hundred Eighty-Five dollars ($224,685) payable in January 2027, (C) an estimated Two Hundred Twenty-One Thousand, Fifty-Three dollars ($221,053) payable in January 2028, and (D) a pro rata portion of the amount of the “Annual Award” determined by the Board based on satisfaction of the “Performance Goals” and “Qualifiers” for the “Performance Period” will be treated as vested based on the portion of the “Performance Period” during which the Executive was employed in 2025 with 50% of such prorated “Annual Award” payable in 2026 and 50% payable as a “Deferred Award” (for purposes of this section all words or phrases in quotations are given the same meaning as defined in the EIP).

b.Acknowledgements. Except as explicitly set forth in this Agreement, Executive acknowledges and agrees that Executive is not entitled to receive any severance benefits from the Bank, including, but not limited to, any such severance benefits that Executive may have otherwise been entitled to receive pursuant to any agreement, including the Bank’s Executive Severance Plan. Executive hereby waives Executive’s right to receive any severance or other separation benefits that are not explicitly set

Exhibit 10.1
forth in this Agreement. Executive acknowledges and agrees that the accelerated vesting and payment of the amounts in Section 2(a) above are contingent on Executive signing and not revoking this Agreement and that without this Agreement Executive is otherwise not entitled to the consideration listed in this Section 2(a).

3.Benefits. Executive’s participation in all benefits and incidents of employment, including, but not limited to, the accrual of bonuses, vacation, and paid time off, ceased as of the Separation Date.

4.Payment of Salary and Receipt of All Benefits. Executive acknowledges and represents that, other than the consideration set forth in this Agreement and any deferred compensation, including payments under the Benefit Equalization Plan, Deferred Compensation Plan, Supplemental Executive Retirement Plan, and Cash Balance Plan, as applicable, the Bank has paid or provided (to the extent applicable) all salary, wages, bonuses, vacation/paid time off, premiums, leaves, housing allowances, relocation costs, interest, severance, outplacement costs, fees, reimbursable expenses, commissions, stock, stock options, vesting, and any and all other benefits and compensation due to Executive.

5.Release of Claims. Executive agrees that the foregoing consideration represents settlement in full of all outstanding obligations owed to Executive by the Bank, its parents, subsidiaries, and affiliates, and each of their respective current and former officers, directors, employees, agents, investors, attorneys, shareholders, administrators, benefit plans, plan administrators, professional employer organizations or co-employers, insurers, trustees, divisions, predecessor and successor corporations, and assigns (collectively, the “Releasees”). Executive, on Executive’s own behalf and on behalf of Executive’s respective heirs, family members, executors, agents, and assigns, hereby and forever releases the Releasees from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Executive may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred up until and including the date Executive signs this Agreement, including, without limitation:

a.any and all claims relating to or arising from Executive’s employment relationship with the Bank and the termination of that relationship;

b.any and all claims for wrongful discharge of employment, termination in violation of public policy, discrimination, harassment, retaliation, breach of contract (both express and implied), breach of covenant of good faith and fair dealing (both express and implied), promissory estoppel, negligent or intentional infliction of emotional distress, fraud, negligent or intentional misrepresentation, negligent or intentional interference with contract or prospective economic advantage, unfair business practices, defamation, libel, slander, negligence, personal injury, assault, battery, invasion of privacy, false imprisonment, conversion, and disability benefits;

c.any and all claims for violation of any federal, state, or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, as amended, the Civil Rights Act of 1991, the Rehabilitation Act of 1973, the Americans with Disabilities Act, as amended, the Equal Pay Act, the Pregnant Workers Fairness Act, the Fair Labor Standards Act, the National Labor Relations Act, the Labor Management Relations Act, the Fair Credit Reporting Act, the Age Discrimination in Employment Act of 1967, as amended, the Older Workers Benefit Protection Act, the Rehabilitation Act, the Consolidated Omnibus Budget Reconciliation Act, the Employee Retirement Income Security Act of 1974, the Worker Adjustment and Retraining Notification Act, the Family and Medical Leave Act, the Immigration Reform and Control Act, Sarbanes-Oxley Act of 2002, the Code of Federal Regulations, the California Family Rights Act, the California Fair Employment and Housing Act, the California Equal Pay Act, the California Pregnancy Discrimination Act, the California Consumer Privacy Act, the California

Exhibit 10.1
Workers’ Compensation Act, the California Labor Code, the California Government Code, the California Business & Professions Code, the California Civil Code, and the California Code of Regulations;

d.any and all claims for violation of the federal or any state constitution;

e.any and all claims arising out of any other laws and regulations relating to employment or employment discrimination;

f.any claim for any loss, cost, damage, or expense arising out of any dispute over the non-withholding or other tax treatment of any proceeds received by Executive from the Bank;

g.except as expressly provided in Section 2 above any claim for severance benefits under the Bank’s Executive Severance Policy, and any claim for incentive compensation payments under the Bank’s incentive compensation plans, including, but not limited to, the EIP; and

h.any and all claims for attorneys’ fees and costs.

Executive agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations incurred under this Agreement. This release does not release claims that cannot be released as a matter of law. Any and all disputed wage claims that are released herein shall be subject to binding arbitration in accordance with this Agreement, except as required by applicable law. This release does not extend to any right Executive may have to unemployment compensation benefits. Executive is not waiving or releasing any rights or claims to any claims for indemnification and/or advancement of expenses arising under any indemnification agreement between Executive and the Bank or under the bylaws, certificate of incorporation or other similar governing document of the Bank. The terms contained in this Agreement shall be treated as sufficient to comprise a “severance and general release agreement” for purposes of Section 3.6(a)(ii) of the EIP.

6.Acknowledgment of Waiver of Claims under ADEA. Executive acknowledges that Executive is waiving and releasing any rights Executive may have under the Age Discrimination in Employment Act of 1967, as amended, (“ADEA”), and that this waiver and release is knowing and voluntary. Executive agrees that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Executive signs this Agreement. Executive acknowledges that the consideration given for this waiver and release is in addition to anything of value to which Executive was already entitled. Executive further acknowledges that Executive has been advised by this writing that: (a) Executive should consult with an attorney prior to executing this Agreement; (b) Executive has twenty-one (21) calendar days within which to consider this Agreement; (c) Executive has seven (7) calendar days following Executive’s execution of this Agreement to revoke this Agreement (the “Revocation Period”); (d) this Agreement shall not be effective until after the Revocation Period has expired; and (e) nothing in this Agreement prevents or precludes Executive from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties, or costs for doing so, unless specifically authorized by federal law. In the event Executive signs this Agreement and returns it to the Bank in less than the 21-day period identified above, Executive hereby acknowledges that Executive has knowingly and voluntarily chosen to waive the time period allotted for considering this Agreement. Executive acknowledges and understands that revocation must be accomplished by a written notification to the person executing this Agreement on the Bank’s behalf that is received within seven (7) calendar days after Executive signs this Agreement. The Parties agree that changes, whether material or immaterial, do not restart the running of the 21-day period.

7.Unknown Claims and California Civil Code Section 1542. Executive acknowledges that Executive is familiar with the principle that a general release does not extend to claims that the releasing

Exhibit 10.1
party does not know or suspect to exist in his or her favor at the time of executing the release and that, if known by him or her, would have materially affected his or her settlement with the released party. Executive, being aware of said principle, agrees to expressly waive any rights Executive may have to that effect, as well as under any other statute or common law principles of similar effect. In addition, Executive acknowledges that Executive has been advised to consult with legal counsel and is familiar with the provisions of California Civil Code Section 1542, a statute that otherwise prohibits the release of unknown claims, which provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

Executive, being aware of said code section, agrees to expressly waive any rights Executive may have thereunder, as well as under any other statute or common law principles of similar effect.

8.No Pending or Future Lawsuits. Executive represents that Executive has no lawsuits, claims, or actions pending in Executive’s name, or on behalf of any other person or entity, against the Bank or any of the other Releasees. Executive also represents that Executive does not intend to bring any claims on Executive’s own behalf or on behalf of any other person or entity against the Bank or any of the other Releasees.

9.No Right to Re-employment. Executive understands and agrees that, as a condition of this Agreement, Executive shall not be entitled to any employment with the Bank, and Executive hereby waives any right, or alleged right, of employment or re-employment with the Bank.

10.Confidentiality. Subject to the “Protected Activity Not Prohibited” section below, Executive agrees to maintain in complete confidence the existence of this Agreement, the contents and terms of this Agreement, and the consideration for this Agreement (hereinafter collectively referred to as “Separation Information”), and Executive agrees that Executive will not publicize, directly or indirectly, any Separation Information. Except as required by law, and subject to the “Protected Activity Not Prohibited” section below, Executive may disclose Separation Information only to Executive’s immediate family members, the Court in any proceedings to enforce the terms of this Agreement, Executive’s attorney(s), and Executive’s accountant(s) and any professional tax advisor(s) to the extent that they need to know the Separation Information in order to provide advice on tax treatment or to prepare tax returns, and must prevent disclosure of any Separation Information to all other third parties.

11.Cooperation with Bank. Executive agrees that Executive shall provide reasonable cooperation and assistance to the Bank in the transition of Executive’s role and in the resolution of any matters in which Executive was involved during the course of Executive’s employment, or about which Executive has knowledge, and in the defense or prosecution of any investigations, audits, claims or actions now in existence or currently ongoing or that may be brought or threatened in the future against or on behalf of the Bank, including any investigations, audits, claims or actions involving or against its officers, directors and employees. Executive’s cooperation with such matters shall include, without limitation, being available to consult with the Bank regarding matters in which Executive has been involved or has knowledge; to reasonably assist the Bank in preparing for any proceeding (including, without limitation, depositions, mediations, hearings, settlement negotiations, discovery conferences, arbitration, or trial); to provide affidavits reflecting truthful written testimony; to assist with any audit, inspection, proceeding or other inquiry; and to act as a witness to provide truthful testimony in connection with any investigation, audit, mediation, litigation or other legal proceeding affecting the Bank. Executive agrees to keep the Bank’s

Exhibit 10.1
Human Resource department apprised of Executive’s current contact information, including telephone numbers, work address, home address, and email address(es), and to promptly respond to communications from the Bank in connection with this Section. Executive understands and agrees that this provision requires Executive’s cooperation with the Bank, but is not intended to have any influence whatsoever on any specific outcome in any matter, and Executive is expected at all times to provide truthful testimony and responses in connection with any matter. Executive understands and agrees that Executive is not otherwise entitled to any additional compensation for such cooperation, beyond the payments and consideration provided under this Agreement.

12.Trade Secrets and Confidential Information/Bank Property. Executive acknowledges that, separate from this Agreement, Executive remains under continuing employment-related obligations to the Bank (subject to the “Protected Activity Not Prohibited” section below), including the provisions therein regarding nondisclosure of the Bank’s trade secrets and confidential and proprietary information. Consistent with Executive’s employment-related obligations, Executive agrees at all times hereafter to hold in the strictest confidence, and not to use or disclose to any person or entity, any Confidential Information of the Bank, subject to the “Protected Activity Not Prohibited” section below. Executive understands that “Confidential Information” means any Bank or associated third party proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, customer lists and customers (including, but not limited to, customers of the Bank on whom Executive has called or with whom Executive became acquainted during the term of Executive’s employment), markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, or other business information disclosed to Executive by the Bank either directly or indirectly, in writing, orally, or by drawings or observation of parts or equipment. Executive further understands that Confidential Information does not include any of the foregoing items that have become publicly known and made generally available through no wrongful act of Executive’s or of others who were under confidentiality obligations as to the item or items involved or improvements or new versions thereof. Further, Confidential Information does not include general knowledge, skill, and experience Executive has acquired during the course of or in connection with Executive’s employment with the Bank or a former employer. Executive hereby grants consent to notification by the Bank to any new employer about Executive’s obligations under this section. Executive represents that Executive has not misused or disclosed Confidential Information to any unauthorized party. Executive’s signature below constitutes Executive’s certification under penalty of perjury that Executive has returned all documents and other items provided to Executive by the Bank, developed or obtained by Executive in connection with Executive’s employment with the Bank, or otherwise belonging to the Bank (with the exception of a copy of the employee handbook and personnel documents specifically relating to Executive).

13.No Assistance with Complaints. Subject to the “Protected Activity Not Prohibited” section below, Executive agrees that Executive will not knowingly encourage, counsel, or assist any attorneys or their clients in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints by any third party against any of the Releasees, unless under a subpoena or other court order to do so or upon written request from an administrative agency or the legislature or as related directly to the ADEA waiver in this Agreement. Executive agrees both to immediately notify the Bank upon receipt of any such subpoena or court order or written request from an administrative agency or the legislature, and to furnish, within three (3) business days of its receipt, a copy of such subpoena or other court order or written request from an administrative agency or the legislature. Subject to the “Protected Activity Not Prohibited” section below, if approached by anyone for counsel or assistance in the presentation or prosecution of any disputes, differences, grievances, claims, charges, or complaints against any of the Releasees, Executive shall state no more than that Executive cannot provide counsel or assistance.

Exhibit 10.1
14.Mutual Non-Disparagement. Subject to the “Protected Activity Not Prohibited” section below, Executive agrees to refrain from any disparagement, defamation, libel, or slander of any of the Releasees, and agrees to refrain from any tortious interference with the contracts and relationships of any of the Releasees. The Bank agrees to instruct the Bank’s current (as of the Separation Date) executive officers and members of its Board (in each case, only for so long as such individual remains an officer or director of the Bank) to refrain from any disparagement, defamation, libel, or slander of Executive and from any tortious interference with the contracts and relationships of any of Executive.

15.Protected Activity Not Prohibited. Executive understands that nothing in this Agreement shall in any way limit or prohibit Executive from engaging in any Protected Activity. Protected Activity includes: (i) filing and/or pursuing a charge, complaint, or report with, or otherwise communicating, cooperating, or participating in any investigation or proceeding that may be conducted by any federal, state or local government agency or commission, including the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the Occupational Safety and Health Administration, and the National Labor Relations Board (“Government Agencies”); and/or (ii) discussing or disclosing information about unlawful acts in the workplace, such as harassment or discrimination or any other conduct that Executive has reason to believe is unlawful. Notwithstanding the foregoing, Executive agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of any Bank trade secrets, proprietary information, or confidential information that does not involve unlawful acts in the workplace or the activity otherwise protected herein. Executive further understands that Protected Activity does not include the disclosure of any Bank attorney-client privileged communications or attorney work product. In addition, pursuant to the Defend Trade Secrets Act of 2016, Executive is notified that an individual will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that (i) is made in confidence to a federal, state, or local government official (directly or indirectly) or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if (and only if) such filing is made under seal. In addition, an individual who files a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the individual’s attorney and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order. Finally, nothing in this Agreement constitutes a waiver of any rights Executive may have under the Sarbanes-Oxley Act or Section 7 of the National Labor Relations Act (“NLRA”). For purposes of clarity, nothing in this Agreement shall be interpreted to impair or limit Executive’s participation in any legally protected activities, such as (i) forming, joining, or supporting labor unions, (ii) bargaining collectively through representatives of employees’ choosing, (iii) discussing wages, benefits, or terms and conditions of employment, and (iv) discussing, or raising complaints about, working conditions for the purpose of mutual aid or protection of Executive or the Bank’s other current or former employees, to the extent such activities are protected by Section 7 of the NLRA.

16.Breach. In addition to the rights provided in the “Attorneys’ Fees” section below, Executive acknowledges and agrees that any material breach of this Agreement, unless such breach constitutes a legal action by Executive challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, shall entitle the Bank immediately to recover and/or cease providing the consideration provided to Executive under this Agreement and to obtain damages, except as provided by law.

17.No Admission of Liability. Executive understands and acknowledges that with respect to all claims released herein, this Agreement constitutes a compromise and settlement of any and all actual or potential disputed claims by Executive. No action taken by the Bank hereto, either previously or in connection with this Agreement, shall be deemed or construed to be (a) an admission of the truth or falsity

Exhibit 10.1
of any actual or potential claims or (b) an acknowledgment or admission by the Bank of any fault or liability whatsoever to Executive or to any third party.

18.Costs. The Parties shall each bear their own costs, attorneys’ fees, and other fees incurred in connection with the preparation of this Agreement.

19.ARBITRATION. EXCEPT AS PROHIBITED BY LAW, THE PARTIES AGREE THAT ANY AND ALL DISPUTES ARISING OUT OF THE TERMS OF THIS AGREEMENT, THEIR INTERPRETATION, EXECUTIVE’S EMPLOYMENT WITH THE BANK OR THE TERMS THEREOF, OR ANY OF THE MATTERS HEREIN RELEASED, SHALL BE SUBJECT TO ARBITRATION UNDER THE FEDERAL ARBITRATION ACT (THE “FAA”) AND THAT THE FAA SHALL GOVERN AND APPLY TO THIS ARBITRATION AGREEMENT WITH FULL FORCE AND EFFECT; HOWEVER, WITHOUT LIMITING ANY PROVISIONS OF THE FAA, A MOTION OR PETITION OR ACTION TO COMPEL ARBITRATION MAY ALSO BE BROUGHT IN STATE COURT UNDER THE PROCEDURAL PROVISIONS OF SUCH STATE’S LAWS RELATING TO MOTIONS OR PETITIONS OR ACTIONS TO COMPEL ARBITRATION. EXECUTIVE AGREES THAT, TO THE FULLEST EXTENT PERMITTED BY LAW, EXECUTIVE MAY BRING ANY SUCH ARBITRATION PROCEEDING ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY. ANY CLAIMS EXECUTIVE MAY BRING PURSUANT TO THE PRIVATE ATTORNEYS GENERAL ACT (“PAGA”) ON BEHALF OF THE LABOR AND WORKFORCE DEVELOPMENT AGENCY MUST BE ARBITRATED ONLY IN EXECUTIVE’S INDIVIDUAL CAPACITY WITHOUT ANY JOINDER OR REPRESENTATION OF ANY CALIFORNIA LABOR CODE VIOLATIONS THAT WERE OR COULD BE ASSERTED BY OR ON BEHALF OF ANY OTHER EMPLOYEES. ANY ARBITRATION WILL OCCUR IN SAN FRANCISCO COUNTY, CALIFORNIA BEFORE JAMS, PURSUANT TO ITS EMPLOYMENT ARBITRATION RULES & PROCEDURES (“JAMS RULES”), EXCEPT AS EXPRESSLY PROVIDED IN THIS SECTION. THE PARTIES AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO DECIDE ANY MOTIONS BROUGHT BY ANY PARTY TO THE ARBITRATION, INCLUDING MOTIONS FOR SUMMARY JUDGMENT AND/OR ADJUDICATION, AND MOTIONS TO DISMISS AND DEMURRERS, APPLYING THE STANDARDS SET FORTH UNDER THE CALIFORNIA CODE OF CIVIL PROCEDURE. THE PARTIES AGREE THAT THE ARBITRATOR SHALL ISSUE A WRITTEN DECISION ON THE MERITS. THE PARTIES ALSO AGREE THAT THE ARBITRATOR SHALL HAVE THE POWER TO AWARD ANY REMEDIES AVAILABLE UNDER APPLICABLE LAW. THE ARBITRATOR MAY GRANT INJUNCTIONS AND OTHER RELIEF IN SUCH DISPUTES. THE DECISION OF THE ARBITRATOR SHALL BE FINAL, CONCLUSIVE, AND BINDING ON THE PARTIES TO THE ARBITRATION. THE PARTIES AGREE THAT THE PREVAILING PARTY IN ANY ARBITRATION SHALL BE ENTITLED TO INJUNCTIVE RELIEF IN ANY COURT OF COMPETENT JURISDICTION TO ENFORCE THE ARBITRATION AWARD. THE PARTIES TO THE ARBITRATION SHALL EACH PAY AN EQUAL SHARE OF THE COSTS AND EXPENSES OF SUCH ARBITRATION, AND EACH PARTY SHALL SEPARATELY PAY FOR ITS RESPECTIVE COUNSEL FEES AND EXPENSES; PROVIDED, HOWEVER, THAT THE ARBITRATOR MAY AWARD ATTORNEYS’ FEES AND COSTS TO THE PREVAILING PARTY, EXCEPT AS PROHIBITED BY LAW. THE PARTIES HEREBY AGREE TO WAIVE THEIR RIGHT TO HAVE ANY DISPUTE BETWEEN THEM RESOLVED IN A COURT OF LAW BY A JUDGE OR JURY. NOTWITHSTANDING THE FOREGOING, THIS SECTION WILL NOT PREVENT EITHER PARTY FROM SEEKING INJUNCTIVE RELIEF (OR ANY OTHER PROVISIONAL REMEDY) FROM ANY COURT HAVING JURISDICTION OVER THE PARTIES AND THE SUBJECT MATTER OF THEIR DISPUTE RELATING TO THIS AGREEMENT AND THE AGREEMENTS INCORPORATED HEREIN BY REFERENCE. SHOULD ANY PART OF THE ARBITRATION AGREEMENT CONTAINED IN THIS SECTION CONFLICT WITH ANY OTHER ARBITRATION AGREEMENT BETWEEN THE PARTIES, THE PARTIES AGREE THAT THIS ARBITRATION AGREEMENT IN THIS SECTION SHALL GOVERN.

Exhibit 10.1

20.Tax Consequences. The Bank makes no representations or warranties with respect to the tax consequences of the consideration provided to Executive or made on Executive’s behalf under the terms of this Agreement. Executive agrees and understands that Executive is responsible for payment, if any, of local, state, and/or federal taxes on the consideration provided hereunder by the Bank and any penalties or assessments thereon. Executive further agrees to indemnify and hold the Releasees harmless from any claims, demands, deficiencies, penalties, interest, assessments, executions, judgments, or recoveries by any government agency against the Bank for any amounts claimed due on account of (a) Executive’s failure to pay or delayed payment of federal or state taxes, or (b) damages sustained by the Bank by reason of any such claims, including attorneys’ fees and costs.

21.Section 409A. It is intended that this Agreement comply with, or be exempt from, Internal Revenue Code Section 409A and the final regulations and official guidance thereunder (“Section 409A”) and any ambiguities herein will be interpreted to so comply and/or be exempt from Section 409A. Each payment and benefit to be paid or provided under this Agreement is intended to constitute a series of separate payments for purposes of Section 1.409A-2(b)(2) of the Treasury Regulations. Solely to the extent that a delay in payment is required in order to avoid the imposition of any tax under Section 409A, a payment or benefit under this Agreement that arises on account of Executive’s “separation from service” (within the meaning of Section 409A), then payment of any amount or benefit provided under this Agreement that is considered to be non-qualified deferred compensation for purposes of Section 409A and that is scheduled to be paid within six (6) months after such separation from service shall be paid without interest on the first business day that is six (6) months and one (1) calendar day following Executive’s separation from service. The Bank and Executive will work together in good faith to consider either (i) amendments to this Agreement; or (ii) revisions to this Agreement with respect to the payment of any awards, which are necessary or appropriate to avoid imposition of any additional tax or income recognition prior to the actual payment to Executive under Section 409A. In no event will the Releasees reimburse Executive for any taxes or other costs that may be imposed on Executive as a result of Section 409A.

22.Indemnification. Executive agrees to indemnify and hold harmless the Bank from and against any and all loss, costs, damages, or expenses, including, without limitation, attorneys’ fees or expenses incurred by the Bank arising out of the breach of this Agreement by Executive, or from any false representation made herein by Executive, or from any action or proceeding that may be commenced, prosecuted, or threatened by Executive or for Executive’s benefit, upon Executive’s initiative, direct or indirect, contrary to the provisions of this Agreement. Executive further agrees that in any such action or proceeding, this Agreement may be pled by the Bank as a complete defense, or may be asserted by way of counterclaim or cross-claim.

23.Authority. The Bank represents and warrants that the undersigned has the authority to act on behalf of the Bank and to bind the Bank and all who may claim through it to the terms and conditions of this Agreement. Executive represents and warrants that Executive has the capacity to act on Executive’s own behalf and on behalf of all who might claim through Executive to bind them to the terms and conditions of this Agreement. Each Party warrants and represents that there are no liens or claims of lien or assignments in law or equity or otherwise of or against any of the claims or causes of action released herein.

24.Severability. In the event that any provision or any portion of any provision hereof or any surviving agreement made a part hereof becomes or is declared by a court of competent jurisdiction or arbitrator to be illegal, unenforceable, or void, this Agreement shall continue in full force and effect without said provision or portion of provision.

25.Attorneys’ Fees. Except with regard to a legal action challenging or seeking a determination in good faith of the validity of the waiver herein under the ADEA, in the event that either

Exhibit 10.1
Party brings an action to enforce or effect its rights under this Agreement, the prevailing Party shall be entitled to recover its costs and expenses, including the costs of mediation, arbitration, litigation, court fees, and reasonable attorneys’ fees incurred in connection with such an action.

26.Entire Agreement. This Agreement represents the entire agreement and understanding between the Bank and Executive concerning the subject matter of this Agreement and Executive’s employment with and separation from the Bank and the events leading thereto and associated therewith, and supersedes and replaces any and all prior agreements and understandings concerning the subject matter of this Agreement and Executive’s relationship with the Bank, except as otherwise modified or superseded herein.

27.No Oral Modification. This Agreement may only be amended in a writing signed by Executive and the Chair of the Bank’s Board.

28.Governing Law. This Agreement shall be governed by federal law and, to the extent applicable, the laws of the State of California, without regard for choice-of-law provisions. For avoidance of doubt, any dispute regarding the enforceability of the “Arbitration” section of this Agreement shall be governed by the FAA. Executive consents to personal and exclusive jurisdiction and venue in the State of California.

29.Not Construed Against the Drafter. The essential terms and conditions contained in this Agreement have been mutually negotiated between the Parties. No ambiguity in this instrument shall be construed or interpreted as against the “preparer” of this Agreement, as each of the Parties contributed to drafting the provisions hereof. As such, the Parties agree that the rule of construction that a document be construed more strictly against one Party shall not be applicable. The Parties further agree that in the event of any uncertainty, this Agreement is to be interpreted in a manner that conforms to the requirements the Federal Home Loan Bank Act, rules and regulations promulgated thereunder, Regulatory Interpretations issued by the Federal Housing Finance Agency (the “FHFA”) pursuant to the requirements of 12 CFR Part 1211, or any final order issued by the FHFA.

30.Effective Date. Each Party has seven (7) calendar days after that Party signs this Agreement to revoke it. This Agreement will become effective on the first calendar day on which (a), (b), and (c) have all been satisfied, where (a) means this Agreement has been signed by Executive and the Bank, (b) means the Revocation Period has expired, and (c) means that the Bank has paid Executive all amounts for earned salary and unused vacation.

31.Counterparts. This Agreement may be executed in counterparts, and each counterpart shall be deemed an original and all of which counterparts taken together shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned. The counterparts of this Agreement may be executed and delivered by facsimile, photo, email PDF, or other electronic transmission or signature.

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32.Voluntary Execution of Agreement. Executive understands and agrees that Executive executed this Agreement voluntarily and without any duress or undue influence on the part or behalf of the Bank or any third party, with the full intent of releasing all of Executive’s claims against the Bank and any of the other Releasees. Executive acknowledges that:

(a)    Executive has read this Agreement;

(b)    Executive has a right to consult with an attorney regarding this Agreement, and has been represented in the preparation, negotiation, and execution of this Agreement by an attorney of Executive’s own choice or has elected not to retain an attorney;

(c)    Executive understands the terms and consequences of this Agreement and of the releases it contains;

(d)    Executive is fully aware of the legal and binding effect of this Agreement; and

(e)    Executive has not relied upon any representations or statements made by the Bank that are not specifically set forth in this Agreement.

IN WITNESS WHEREOF, the Parties have signed this Agreement on the respective dates set forth below.

	FEDERAL HOME LOAN BANK OF SAN FRANCISCO		EXECUTIVE
By:	/s/ Joseph E. Amato	By:	/s/Anne Segrest McCulloch
Joseph E. Amato		Anne Segrest McCulloch
Interim President and Chief Executive Officer

Date:	5/9/2025	Date:	5/5/2025